Exhibit 99.4

NOVATION AGREEMENT

dated as of November 16, 2007 among:

Ebbets Funding PLC (the “Transferor”),

Belmont Funding LLC  (the “Transferee”)

and

Agilent Technologies World Trade, Inc. (the “Remaining Party”)

The Transferor and the Remaining Party have entered into the Transaction identified in the attached Schedule A (the “Old Transaction”), evidenced by a Confirmation dated September 10, 2007 (Reference: “Project Arrow Repurchase Transaction”) (the “Old Confirmation”) and subject to a TBMA Master Repurchase Agreement dated as of September 10, 2007 between the Transferor and the Remaining Party (the “Old Agreement”), as supported by an Amended and Restated Guaranty of Agilent Technologies, Inc. (the “Guaranty”) in regard of the Remaining Party’s obligations under the Old Transaction.

The Remaining Party and the Transferee are entering into a TBMA Master Repurchase Agreement (the “New Agreement”) dated the date hereof, including an Annex I to the New Agreement in the form of Schedule B hereto.

(1)   With effect from and including November 16, 2007 (the “Novation Date”), the Transferor wishes to transfer by novation to the Transferee, and the Transferee wishes to accept the transfer by novation of, all the rights, liabilities, duties and obligations of the Transferor under and in respect of, and all of Transferor’s rights and interest in the Guaranty in respect of, a portion of the Purchase Price of the Old Transaction equal to an amount of at least $100,000 or an integral multiple thereof and as specified in the attached Schedule A (such portion, the “Novated Portion”), with the effect that the Remaining Party and the Transferee enter into a new transaction between them having a Purchase Price equal to the Novated Portion (and, for the avoidance of doubt, having identical terms to that of the Old Transaction, save for (x) any rights, liabilities or obligations of the Remaining Party or the Transferor with respect to payments or other obligations due and payable or due to be performed on or prior to the Novation Date and (y) any changes resulting from differences between the Old Agreement and the New Agreement or differences between the Old Confirmation and the New Confirmation (as defined below)) (the “New Transaction”).

(2)   With effect from and including the Novation Date, as applicable, the Transferor wishes to transfer to the Transferee the number of Purchased Securities equal to the portion of the Purchased Securities transferred by the Remaining Party in respect of the Novated Portion of the Old Transaction together with any Income received (whether received prior to, on or after the Novation Date) that has not been transferred as of the Novation Date in accordance with Paragraph 5 of the Old Agreement, provided that the Transferee’s obligations in respect of any such Income shall be determined by reference to the date of receipt thereof by the Transferor.

(3)   [Reserved].

(4)   With effect from and including the Novation Date, the Remaining Party wishes to accept the Transferee as its sole counterparty with respect to the New Transaction.

(5)   The Transferor and the Remaining Party wish to have released and discharged their respective obligations under and in respect of the Novated Portion of the Old Transaction.

Accordingly, the parties agree as follows:

1.             Definitions.

Terms defined in the Old Agreement and the Old Confirmation are used herein as so defined, unless otherwise provided herein.

2.             Transfer, Release, Discharge, Amendment and Undertakings.

With effect from and including the Novation Date and in consideration of the mutual representations, warranties and covenants contained in this Novation Agreement and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged by each of the parties):

(a)           the Remaining Party and the Transferor are each released and discharged from obligations to each other with respect to the Novated Portion of the Old Transaction and their respective rights against each other with respect to such Novated Portion, provided that such release, cancellation and discharge shall not affect any rights, liabilities or obligations of the Remaining Party or the Transferor with respect to payments or other obligations due and payable, or due to be performed, prior to the Novation Date, and all such payments and obligations shall be paid or performed by the Remaining Party or the Transferor in accordance with the terms of the Old Transaction;

(b)           the Transferor assigns and transfers to the Transferee its rights and interest under the Guaranty to the extent related to obligations of the Remaining Party in respect of the Novated Portion of the Old Transaction, provided that such assignment shall not affect any rights or interest with respect to payments due and payable by the Remaining Party prior to the Novation Date;

(c)           the Remaining Party and the Transferee enter into the New Transaction evidenced by a confirmation dated as of the Novation Date between them (the “New Confirmation”) and each undertake liabilities and obligations towards the other and acquire rights against each other as set forth in the New Agreement and the New Confirmation;

(d)           the Transferor undertakes to transfer to the Transferee any Purchased Securities transferred by the Remaining Party in respect of the Novated Portion of the Old Transaction and any Income received (whether received prior to, on or after the Novation Date) that has not been transferred as of the Novation Date in accordance with Paragraph 5 of the Old Agreement, and the Transferor and the Remaining Party respectively agree with respect to itself only that each such transfer shall be free and clear of any security interest, lien, encumbrance or other restriction created by or in respect of it; and

(e)           [Reserved.]

(f)            the New Transaction shall be governed by and form part of the New Agreement and the New Confirmation, the offices of the Remaining Party and the Transferee for purposes of the New Transaction shall be the offices specified in the New Agreement, and the office of the Transferor for purposes of the Old Transaction shall be the office specified in the Old Agreement.

3.             Representations and Warranties.

(a)           On the date of this Novation Agreement and on the Novation Date:

(i)            Each of the parties makes to each of the other parties the representations and warranties set forth in the first sentence of Paragraph 10 of the Old Agreement as if such party was the “Buyer” or “Seller” under the Old Agreement with references in such Paragraph to “this Agreement” being deemed references to this Novation Agreement alone.

(ii)           The Remaining Party and the Transferor each represents to the other, and the Remaining Party and the Transferee each represent to the other, that no Event of Default with respect to it has occurred and is continuing and no such event would occur as a result of its entering into or performing its obligations, in each case with respect to the Old Agreement or the New Agreement, as the case may be, and taking into account the parties entering into and performing their obligations under this Novation Agreement.

(iii)          Each of the Transferor and the Remaining Party represents and warrants to each other and to the Transferee that:

(A)          it has made no prior transfer (whether by way of security or otherwise) of the Old Agreement or any interest or obligation in or under the Old Agreement or in respect of the Old Transaction except as provided in the Master Security Agreement dated as of November 30, 2005 between the Transferor, as grantor, and Deutsche Bank Trust Company Americas, as master collateral trustee; and

(B)           as of the Novation Date, all obligations of the Transferor and the Remaining Party under the Old Transaction required to be performed on or before the Novation Date have been fulfilled.

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(b)           The Transferor makes no representation or warranty and does not assume any responsibility with respect to the legality, validity, effectiveness, adequacy or enforceability of the New Transaction or the New Agreement or any documents relating thereto and assumes no responsibility for the condition, financial or otherwise, of the Remaining Party, the Transferee or any other person or for the performance and observance by the Remaining Party, the Transferee or any other person of any of its obligations under the New Transaction or the New Agreement or any document relating thereto and any and all such conditions and warranties, whether express or implied by law or otherwise, are hereby excluded.

4.             Counterparts.

This Novation Agreement (and each amendment, modification and waiver in respect of it) may be executed and delivered in counterparts (including by facsimile transmission), each of which will be deemed an original.

5.             Costs and Expenses.

The parties will each pay their own costs and expenses (including legal fees) incurred in connection with this Novation Agreement and as a result of the negotiation, preparation and execution of this Novation Agreement.

6.             Amendments.

No amendment, modification or waiver in respect of this Novation Agreement will be effective unless in writing (including a writing evidenced by a facsimile transmission) and executed by each of the parties or confirmed by an exchange of telexes or electronic messages on an electronic messaging system.

7.             (a)           Governing Law.

This Novation Agreement will be governed by and construed in accordance with the laws of the State of New York without regard to its conflict-of-law doctrine (except for Section 5-1401 of the New York General Obligations Law).

(b)           Jurisdiction.

The terms of Section 17 of Annex I to the Old Agreement shall apply to this Novation Agreement with respect to each party hereto and is hereby incorporated by reference herein as if set forth in its entirety herein, except that references in such Section to “the Agreement” shall be deemed references to this Novation Agreement alone.

[Signatures follow on separate page]

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IN WITNESS WHEREOF the parties have executed this Novation Agreement on the respective dates specified below with effect from and including the Novation Date.

AGILENT TECHNOLOGIES WORLD TRADE, INC., as Remaining Party		EBBETS FUNDING PLC, as Transferor

By:	/s/ Hilliard C. Terry, III	By:	/s/ Alan Geraghty
Name: Hilliard C. Terry, III		Name: Alan Geraghty
Title: Assistant Treasurer		Title: Director
Date: November 16, 2007		Date: November 16, 2007

BELMONT FUNDING LLC,
as Transferee

By:	/s/ Bernard J. Angelo
Name: Bernard J. Angelo
Title: Vice President
Date: November 16, 2007

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SCHEDULE A

Old Transaction

Reference	Notional Amount (US$ )	Novated Portion (US$ )	Trade Date	Effective Date	Buyer	Seller	Pricing Rate	Purchased Securities

Project Arrow Repurchase Transaction	1,500,000,000	1,500,000,000	September 10, 2007	September 10, 2007	Ebbets Funding Plc	Agilent Technologies World Trade, Inc.	LIBOR plus 28bps	15,000 Class A Preferred Shares of Agilent Technologies (Cayco) Limited, issued at US$100,000 per share

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SCHEDULE B

Annex I to the New Agreement

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ANNEX I

SUPPLEMENTAL TERMS AND CONDITIONS

This Annex I forms a part of the Master Repurchase Agreement (“Agreement”) dated as of November 16, 2007 between Agilent Technologies World Trade, Inc. (the “Seller”) and Belmont Funding LLC (the “Buyer”). Capitalized terms used but not defined in this Annex I shall have the meanings ascribed to them in the Agreement.

The Agreement has been entered into by Seller and Buyer pursuant to a Novation Agreement dated as of November 16, 2007 between Buyer and Ebbets Funding Plc (“Transferring Buyer”) relating to the Master Repurchase Agreement dated as of September 10, 2007 between Transferring Buyer, as buyer, and Seller, as seller. The Agreement is the “New Agreement” under such Novation Agreement.

1.             Other Applicable Annexes. In addition to this Annex I and Annex II, the following Annexes and any Schedules thereto shall form a part of the Agreement and shall be applicable thereunder:

None.

2.             Definitions.

(a)           For purposes of the Agreement and this Annex I, the following terms shall have the following meanings:

“Administration Agreement” means the Administration Agreement dated as of October 2, 2003 among Buyer and Deutsche Bank Trust Company Americas, as administrator, as heretofore or hereafter amended, supplemented or otherwise modified from time to time.

“Business Day” means a day other than (i) a Saturday or Sunday or (ii) a day on which banks in New York or the Cayman Islands are authorized or required by law or executive order to, or customarily, remain closed.

“Commercial Paper Notes” means the commercial paper notes issued from time to time by Buyer pursuant to the Depositary Agreement.

“Custody Agreement” means the Institutional Custody and Escrow Agreement dated November 16, 2007, among Buyer, Merrill Lynch Capital Services, Inc. and The Bank of New York, as amended, supplemented or modified from time to time.

“Depositary Agreement”:  that certain Depositary Agreement dated as of October 2, 2003, between Buyer and Deutsche Bank Trust Company Americas, as heretofore or hereafter amended, supplemented or otherwise modified from time to time.

“Guarantee” means that certain amended and restated guaranty by the Guarantor, dated as of November 16, 2007 in favor of the Buyer.

“Guarantor” means Agilent Technologies, Inc.

“Income Payment Date” means, with respect to any Securities, the date on which Income is paid in respect of such Securities.

“Net Value” means at any time, in relation to the Purchased Securities, the amount which, in the reasonable opinion of the nondefaulting party, represents their fair market value, having regard to such pricing sources and methods (which may include, without limitation, available quotations for the Purchased Securities) as the nondefaulting party considers appropriate, plus all reasonable costs, commissions, fees and expenses that would be incurred in connection with the purchase of the Purchased Securities, calculated on the assumption that the aggregate thereof is the least that could reasonably be expected to be paid in order to carry out such purchase.

“Price Differential” has the meaning specified in the Confirmation.

“Price Differential Payment Date” means each of the dates specified in the Confirmation as being a Price Differential Payment Date.

“Purchased Securities” means as of any date of determination, 15,000 of the Purchased Security, less any Purchased Security for which the Repurchase Price has been paid on or prior thereto.

“Purchased Security” means a share of Class A Preferred Shares issued by Agilent Technologies (Cayco) Limited, an exempted company organized under the laws of the Cayman Islands, with an issue price per share of USD 100,000; provided that if any new or different Security or other consideration shall be exchanged for any Purchased Security by recapitalization, merger, consolidation, conversion or other action, or received in connection with a redemption of any Purchased Security, such new or different Security, or other consideration shall, effective upon such exchange or redemption, be deemed to become a Purchased Security, in substitution for the former Purchased Security for which such exchange is made, only to the extent the rating agencies issuing a rating with respect to the Agreement shall have confirmed in writing that such substitution will not result in a reduction or withdrawal of the rating of the Agreement.

“Repurchase Date” means any date on which the Seller is required to repurchase all or a portion of the Purchased Securities from Buyer, including any date determined by application of the provisions of Paragraph 3(c) or 11 of the Agreement or Section 9 of this Annex I.

“Repurchase Price” means as of any date of determination, USD 100,000 per Purchased Security.

(b)           Paragraph 2(k) of the Agreement is hereby deleted.

3.             Purchase Price Maintenance

(a)           Provided that no Event of Default with respect to Seller has occurred and is continuing, the parties agree that in any Transaction hereunder whose term extends over an Income Payment Date for the Securities subject to such Transaction, Buyer shall (including by causing its custodian to take such actions on its behalf), on the first Business Day following the Income Payment Date, transfer to or credit to the account of Seller an amount equal to such Income payment or payments pursuant to Paragraph 5(i) of the Agreement and Buyer shall not apply the Income payment or payments to reduce the amount to be transferred to Buyer by Seller upon termination of the Transaction pursuant to Paragraph 5(ii) of the Agreement.

(b)           Notwithstanding the definition of Purchase Price in Paragraph 2 of the Agreement and as a result of paragraph 4 below, the parties agree that the Purchase Price will not be increased or decreased by the amount of any cash transferred by one party to the other pursuant to Paragraph 4 of the Agreement.

4.             Margin Maintenance. Paragraph 4 of the Agreement is hereby deleted in its entirety. Clause (A) of the third sentence of Paragraph 5 of the Agreement shall be inapplicable to any Transaction hereunder.

5.             No Recognized Market. Notwithstanding anything to the contrary in the Agreement, Seller and Buyer acknowledge and agree that the Purchased Securities subject to the Transaction hereunder are not instruments traded in a recognized market and therefore the nondefaulting party may establish the value of any Purchased Securities in its sole discretion acting in a commercially reasonable manner.

6.             Income Payments. Paragraph 5 of the Agreement is hereby amended by replacing the words “on the date such Income is paid or distributed” in the fifth line thereof with the following words:  “on the date that is the first Business Day after the applicable Income Payment Date”.

7.             Events of Default.

(a)           The first paragraph in Paragraph 11 is hereby deleted and replaced with the following:

“In the event that (i) Seller fails to transfer Purchased Securities upon the applicable Purchase Date, (ii) Seller fails to repurchase or Buyer fails to transfer Purchased Securities upon the applicable Repurchase Date (except that a failure to repurchase Purchased Securities upon the applicable Repurchase Date shall not constitute an Event of Default in the event that Buyer is a defaulting party on such Repurchase Date), (iii) Buyer fails to comply with Paragraph 5 of the Agreement, as amended, and such failure is not remedied on or before the second Business Day after such failure, (iv) Seller fails to pay Buyer the Price Differential on the related Price Differential Payment Date and such failure is not remedied on or before the fifth calendar day following the related Price Differential Payment Date or, if such fifth calendar day is not a Business Day, the immediately succeeding Business Day, (v) Seller fails to pay to Buyer any amounts, other than Price Differential, owing under the Agreement when due and such failure is not remedied on or before the fifth calendar day following the date on which such amounts are due or, if such fifth calendar day is not a Business Day, the immediately succeeding Business Day, (vi) an Act of Insolvency occurs with respect to Seller, the Guarantor or Buyer, (vii) any representation made by Seller, the Guarantor or Buyer hereunder shall have been incorrect or untrue in any material respect when made or repeated or deemed to have been made or repeated, (viii) Seller, the Guarantor or Buyer shall admit in writing to the other its inability to, or its intention not to, perform any of its obligations hereunder; (ix) Buyer or Seller breaches Paragraph 15(a) of the Agreement or paragraph 12(b) of Annex I; or (x) Buyer fails to provide Seller with any notification specified in paragraph 16(b) of Annex I within three Business Days of the occurrence of any such event (each an “Event of Default”):”

(b)           Paragraph 11(a) is hereby amended by inserting after the words “(except that,” in line 5 thereof the following words:  “upon the occurrence of an Act of Insolvency with respect to Buyer, the Repurchase Date for each Transaction hereunder shall be deemed to occur on the fifth Business Day following the deemed exercise of such option and”.

(c)           Paragraph 11(b) is hereby amended by inserting after the words “at the Repurchase Price therefor” the following words:  “, together with all accrued unpaid Price Differential”.

(d)           Paragraph 11(d)(i) is hereby amended by deleting subparagraph (B) in its entirety and substituting the following words therefor:  “(B) in its sole discretion elect, in lieu of selling all or a portion of such Purchased Securities, to give the defaulting party credit for such Purchased Securities in an amount equal to the Net Value therefor on such date against the aggregate unpaid Repurchase Price and any other amounts owing by the defaulting party hereunder; and”.

(e)           Paragraph 11(d)(ii) is hereby replaced with the following:

“(ii)         as to Transactions in which the defaulting party is acting as Buyer, immediately determine in a commercially reasonable manner an amount equal to the Net Value of the Purchased Securities that are not delivered by the defaulting party to the nondefaulting party as required hereunder.”

(f)            Paragraph 11(e) is hereby replaced with the following:

“Upon the occurrence of an Event of Default, (i) the Seller shall be liable to the Buyer for the excess, if any, of (1) (I) the Repurchase Price plus (II) any unpaid Price Differential over (2) (I), as applicable, (A) if the defaulting party is acting as Buyer, the amount equal to the Net Value of the Purchased Securities as determined by the Seller or (B) if the defaulting party is acting as Seller, the proceeds realized from the liquidation of the Purchased Securities or credit given for the Purchased Securities to Seller plus (II) any amounts actually received by Buyer and payable by Buyer under Paragraph 5 hereof or otherwise hereunder and not paid, and (ii) the Buyer shall be liable to the Seller for the excess, if any, of (1) (I), as applicable, (A) if the defaulting party is acting as Buyer, the amount equal to the Net Value of the Purchased Securities as determined by the Seller or (B) if the defaulting party is acting as Seller, the proceeds realized from the liquidation of the Purchased Securities or credit given for the Purchased Securities to Seller plus (II) any amounts actually received by Buyer and payable by Buyer under Paragraph 5 hereof or otherwise hereunder and not paid over (2) (I) the Repurchase Price plus (II) any unpaid Price Differential.”

(g)           Paragraph 11(g) is hereby deleted in its entirety.

(h)           The following sub-paragraph (j) is hereby inserted at the end of Paragraph 11:

“(j) If a party does not pay any amount on the date due (without regard to any applicable grace periods), including without limitation any Price Differential or any amount payable by Buyer under Paragraph 5 of the Agreement, such party will, to the extent permitted by applicable law, pay interest on that amount to the other party in the same currency as that amount, for the period from (and including) the date the amount becomes due to (but excluding) the date the amount is actually paid, by daily application of the greater of the Pricing Rate and the Prime Rate to such amount. Notwithstanding the above, upon the declaration of an Event of Default, Paragraph (h) shall apply.”

8.             Payments by Seller to Buyer.

(a)           The Seller or the Guarantor (to the extent Seller fails to pay) shall pay to the Buyer on each Price Differential Payment Date an amount equal to the accrued unpaid Price Differential.

(b)           In the event of Seller’s failure to pay by 1:30 p.m. (New York time) amounts owing pursuant to subparagraph (a) above on the date such amounts are due, the Guarantor shall make such payments by 2:00 p.m. (New York time) on such date.

9.             Acceleration of Repurchase Date.

(a)           Seller may, by at least one Business Day’s notice to Buyer, designate a day (a “Partial Accelerated Repurchase Date”) as the Repurchase Date for a portion of the Purchased Securities (the “Terminated Purchased Securities”). On such Partial Accelerated Repurchase Date, Seller’s obligation to repurchase the Terminated Purchased Securities at the Repurchase Price therefor shall become immediately due and payable. In addition to the payment of the applicable Repurchase Price on such Partial Accelerated Repurchase Date, Seller shall also pay any accrued but unpaid Price Differential relating to the Terminated Purchased Securities on such Partial Accelerated Repurchase Date. A Partial Accelerated Repurchase Date shall not occur unless payment in cash of the relevant Repurchase Price and any such Price Differential is tendered to Buyer or the account designated by Buyer on or prior to the date specified as the Partial Accelerated Repurchase Date.

(b)           Seller may, by at least one Business Day’s notice to Buyer, designate a day (an “Accelerated Repurchase Date”) as the Repurchase Date for all of the Purchased Securities. On such Accelerated Repurchase Date, Seller’s obligation to repurchase the Purchased Securities at the Repurchase Price therefor shall become immediately due and payable. In addition to the payment of the applicable Repurchase Price on such Accelerated Repurchase Date, Seller shall also pay any accrued but unpaid Price Differential on such Accelerated Repurchase Date. An Accelerated Repurchase Date shall not occur unless payment in cash of the relevant Repurchase Price and any such Price Differential is tendered to Buyer or the account designated by Buyer on or prior to the date specified as the Accelerated Repurchase Date.

(c)           Following the occurrence of a Repurchase Date and upon the tender in cash to Buyer or an account designated by Buyer of all amounts to be paid in accordance with the terms of the Agreement, Buyer agrees to deliver or cause to be delivered a MLCS Repurchase Notice (as defined in the Custody Agreement) to the custodian in accordance with the terms of the Custody Agreement.

10.           Dividends, Distributions, etc.

(a)           In accordance with Paragraph 5 of the Agreement, Seller shall be entitled to receive an amount equal to all Income paid or distributed on or in respect of Purchased Securities that is not otherwise received by Seller, to the full extent it would be so entitled if Purchased Securities had not been sold to Buyer. The parties expressly acknowledge and agree, for the avoidance of doubt, that such Income shall include, but is not limited to:  (i) cash and all other property, (ii) stock dividends, (iii) Securities received as a result of split ups of Purchased Securities and distributions in respect thereof, and (iv) all rights to purchase additional Securities (except to the extent that any amounts included in the foregoing clauses (i) through (iv) would be deemed to be Purchased Securities under paragraph 2 of this Annex I).

(b)           Cash Income paid or distributed on or in respect of Purchased Securities, which Seller is entitled to receive pursuant to subparagraph (a) of this paragraph, shall be treated in accordance with Paragraph 5 of the Agreement, as amended herein. Notwithstanding Paragraph 5 of the Agreement, non-cash Income received by Buyer shall be added to the Purchased Securities on the date of distribution and shall be considered such for all purposes, subject to Buyer’s obligation to transfer Purchased Securities to Seller upon termination of the relevant Transaction in accordance with the terms of the Agreement.

(c)           Notwithstanding paragraph 3(a) of this Annex I and subparagraphs (a) and (b) above, in the event that Seller fails to pay Buyer the Price Differential on the related Price Differential Payment Date and such failure is not remedied on or before the fifth calendar day following the related Price Differential Payment Date or, if such fifth calendar day is not a Business Day, the immediately succeeding Business Day, then Buyer may, without exercising its option to declare an Event of Default to have occurred under the Agreement, retain Income paid or distributed after such Price Differential Payment Date and apply it to the amount of any accrued but unpaid Price Differential and any interest thereon.

11.           Rights of  Buyer in Purchased Securities.  For the avoidance of doubt, Seller waives any right to vote, or to provide any consent or to take any similar action with respect to, Purchased Securities in the event that the record date or deadline for such vote, consent or other action falls during the term of the Transaction.

12.           Assignability.

(a)           Paragraph 15(a) of the Agreement is hereby amended by inserting the following words after the first occurrence of the words “other party,” in the first sentence thereof:  “such prior written consent not to be unreasonably withheld,” and by inserting the following words at the end of the first sentence thereof:  “, provided that the transfer of any rights or obligations of a party under the Agreement and any Transaction to Merrill Lynch Capital Services, Inc. or any of its affiliates does not require the prior consent of the other party and, provided, further, that no rights or obligations of Buyer under this Agreement and/or any Transaction shall be assigned if such assignment would result in Agilent Technologies, Inc. or Seller becoming obligated, at its expense and without any right of reimbursement or indemnity, to pay amounts in respect of U.S. withholding taxes pursuant to any provision of this Agreement or any replacement Master Repurchase Agreement entered into in connection with such assignment (including any provision of Annex I to this Agreement or Annex I to any such other Master Repurchase Agreement).”

(b)           Buyer agrees that, subject to Paragraph 15(a) of the Agreement as amended herein, any transfer of its rights and obligations under the Agreement shall be effected by novation pursuant to and in accordance with the terms of the Custody Agreement and a form of Novation Agreement substantially in the form of Schedule A hereto, which contemplate the transfer of all or a portion of Buyer’s rights and interest in the Guaranty, the Agreement and a corresponding number of Purchased Securities.  Any transfer in violation of this subparagraph (b) shall be null and void.

13.           Covered Transaction.  Each party acknowledges and agrees that the Confirmation executed as of November 16, 2007 (Reference:  “Project Arrow Repurchase Transaction”) (the “Transaction”) shall be the only transaction governed by the Agreement (it being understood that, in the event such Confirmation shall be amended (in any respect), such amendment shall not constitute (for purposes of this section) a separate transaction or a separate Confirmation).  The Seller and the Buyer shall not enter into any additional Confirmations or Transactions hereunder.  The parties hereby expressly agree that any TBMA Master Agreement entered into between them after the date hereof shall not supersede the Agreement or the Transaction hereunder.

14.           Limited Recourse.  Except as expressly set forth herein, the obligations of Buyer under the Agreement and the Transaction are solely the corporate obligations of Buyer.  Except as expressly set forth herein, no recourse shall be had for the payment of any amount owing by Buyer under the Agreement or for the payment by Buyer of any fee or any other obligation or claim of or against Buyer arising out of or based upon the Agreement, against any employee, officer, director, incorporator or the manager or other affiliate of Buyer.  Seller hereby agrees that Buyer shall be liable for any claims that it or any party may have against Buyer only to the extent funds are available to pay such claims after payment in full of all Commercial Paper Notes.  The provisions of this paragraph shall survive the termination of the Agreement.

15.           Non-Petition.  Seller hereby agrees that it shall not, prior to the date which is one year and one day (or if longer, the applicable preference period then in effect) after the payment in full of the latest maturing Commercial Paper Note or Other Debt Securities (as defined in the Administration Agreement) issued by Buyer, acquiesce, petition or otherwise, directly or indirectly, invoke or cause Buyer to invoke the process of any governmental authority for the purpose of commencing or sustaining against Buyer any bankruptcy, reorganization, arrangement, examination, insolvency or liquidation proceedings, or other similar proceedings under the laws of any jurisdiction or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of Buyer or any substantial part of its property or ordering the winding up or liquidation of the affairs of Buyer.  The provisions of this paragraph shall survive the termination of the Agreement.

16.           Other Documents.

(a)           Each party shall deliver to the other, upon request, as applicable, Internal Revenue Forms W-9, financial information, evidence of capacity, authority, incumbency and specimen signatures that are required by law or are reasonably requested.  In addition, each of Seller and Buyer shall deliver an opinion of counsel in substantially the form of Schedule B hereto.

(b)           Upon the occurrence of a Program Liquidation Event (as defined in the Administration Agreement), an event that, with the passage of time, the giving of notice, or both, would become a Program Liquidation Event, or the withdrawal or reduction of the rating applicable to the Commercial Paper Notes, Buyer shall, promptly upon becoming aware of such occurrence and in any event within three Business Days, notify Seller, specifying the nature of the event, and give such other information about the event as Seller may reasonably require.

17.           Submission to Jurisdiction and Waivers.

(a)           Each party irrevocably and unconditionally (i) submits to the exclusive jurisdiction of any United States Federal or New York State court sitting in the Borough of Manhattan and any appellate court from any such court solely for the purpose of any suit, action or proceeding brought to enforce its obligations under the Agreement or relating in any way to the Agreement or any Transaction under the Agreement, and (ii) waives, to the fullest extent it may effectively do so, any defense of an inconvenient forum to the maintenance of such action or proceeding in any such court and any right of jurisdiction on account of its place of residence or domicile.

(b)           To the extent that either party has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding from jurisdiction of any court or from set off or any legal process (whether service or notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment, or otherwise) with respect to itself or any of its property, such party hereby irrevocably waives and agrees not to plead or claim such immunity in respect of any action brought to enforce its obligations under the Agreement or relating in any way to the Agreement or any Transaction hereunder.

18.           Waiver of Right to Trial by Jury.  Each party irrevocably waives any and all right to trial by jury with respect to any proceeding arising out of or relating to the Agreement or any Transaction hereunder.

19.           Consent to Recording.  Each party:  (a) consents to the recording of the telephone conversations of trading and marketing personnel of the parties in connection with the Agreement, any Transaction, or any potential Transaction; and (b) agrees to obtain any necessary consent of, and give notice of such recording to, such personnel.

20.           Business Day.  If any payment shall be required by the terms of the Agreement to be made on a day that is not a Business Day, such payment shall be made on the immediately succeeding Business Day and no further Price Differential (with respect to a payment of Price Differential) or interest (with respect to any other payment due hereunder) shall accumulate or accrue after the day on which payment was required.

21.           Amendments.  Paragraph 17 of the Agreement shall be amended by inserting the following words following the end of the second sentence thereof:  “and each rating agency then rating the Commercial Paper Notes at the request of Buyer and the rating agencies issuing a rating with respect to the Agreement shall have confirmed in writing that such modification, waiver or departure will not result in a reduction or withdrawal of the rating of the Commercial Paper Notes or the Agreement, as applicable.”

22.           Counterparts.  The Agreement (and each amendment, modification and waiver in respect of it) may be executed and delivered in any number of counterparts, each of which counterparts shall be deemed to be an original and such counterparts shall constitute but one and the same instrument.

23.           Tax Matters.  (a)  Seller and Buyer understand and intend that the Transaction provided for in the Agreement will be treated as a loan secured by the Purchased Securities for U.S. federal income tax and state and local income and franchise tax purposes only and will file any tax returns, tax reports and other tax filings in a manner consistent with such understanding and intent and will not take any tax position inconsistent therewith.

(b)           As a condition of executing the Agreement, Buyer must deliver or cause to be delivered to Seller on or before the date it becomes a party to the Agreement the following “Withholding Tax Form”:  a correct, complete and duly executed US Internal Revenue Service Form W-9.  Within 20 days of Seller’s request after obsolescence or invalidity of any Withholding Tax Form previously delivered by Buyer, Buyer will deliver to Seller a correct, complete and duly executed Withholding Tax Form.

(c)           Belmont Funding LLC warrants and represents that (i) it is a Delaware limited liability company that is disregarded as an entity separate from its owner for U.S. federal income tax purposes, (ii) it is wholly owned by GSS Holdings (Belmont), Inc., and (iii) GSS Holdings (Belmont), Inc. is a domestic corporation for U.S. federal income tax purposes.  During the term of the Agreement, neither Belmont Funding LLC nor GSS Holdings (Belmont), Inc. will change its entity classification for U.S. federal income tax purposes.

24.           Accounts for Payment.

Payments shall be made to the following accounts.

[SIGNATURES FOLLOW ON SEPARATE PAGE]

Agilent Technologies World Trade, Inc.		Belmont Funding LLC

By:	/s/ Hilliard C. Terry, III	By:	/s/ Bernard J. Angelo
	Hilliard C. Terry, III		Bernard J. Angelo
	Assistant Treasurer		Vice President

Date:	November 16, 2007	Date:	November 16, 2007

ANNEX II

Names and Addresses for Communications Between Parties

TO THE SELLER:

Agilent Technologies World Trade, Inc.

Attention:  Hilliard Terry

5301 Stevens Creek Blvd.

Santa Clara, California 95051

TO THE BUYER:

Belmont Funding LLC

c/o Global Securitization Services LLC

445 Broad Hollow Road, Suite 239

Melville, NY 11747

Tel:  (631) 930-7203

Fax: (212) 302-8767

with a copy to:

Hudson Castle Group Inc.

810 Seventh Avenue, 11th Floor

New York, NY 10009

Agilent Technologies World Trade, Inc.

5301 Stevens Creek Blvd.

Santa Clara, California 95051

Date:       November 16, 2007

To:          Belmont Funding LLC

From:      Agilent Technologies World Trade, Inc.

Re:          Project Arrow Repurchase Transaction

Dear Sirs:

The purpose of this letter (this “Confirmation”) is to confirm the terms and conditions of the repurchase transaction (the “Transaction”) between Agilent Technologies World Trade, Inc. (“World Trade”) and Belmont Funding LLC (the “Counterparty”).  This Confirmation constitutes a “Confirmation” as referred to in the Master Repurchase Agreement specified below.

Counterparty and World Trade are parties to the TBMA Master Repurchase Agreement and Annex I related thereto, in each case dated as of November 16, 2007 (as amended, supplemented, or otherwise modified from time to time, the “Agreement”), and this Confirmation shall supplement, form a part of, and be subject to, such Agreement upon the execution and delivery thereof by both parties, and all provisions contained or incorporated by reference in such Agreement shall govern this Transaction except as expressly modified herein. Terms used but not otherwise defined in this Confirmation shall have the same meaning as in the Agreement.

Trade Date:	November 16, 2007

Purchase Date:	November 16, 2007

Repurchase Date:	January 27, 2011

Seller:	Agilent Technologies World Trade, Inc.

Buyer:	The Counterparty

Purchased Securities:	As of any date of determination, 15,000 of the Purchased Security, less any Purchased Security for which the Repurchase Price has been paid on or prior thereto.

Purchased Security:

One share of Class A Preferred Shares issued by Agilent Technologies (Cayco) Limited, an exempted company organized under the laws of the Cayman Islands, with an issue price per share of USD 100,000; provided that if any new or different Security or other consideration shall be exchanged for any Purchased Security by recapitalization, merger, consolidation, conversion or other action, or received in connection with a redemption of any Purchased Security, such new or different Security, or other consideration shall, effective upon such exchange or redemption, be deemed to become a Purchased Security, in substitution for the former Purchased Security for which such exchange is made.

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Purchase Price:	The product of the number of Purchased Securities multiplied by USD 100,000.

Repurchase Price:	The product of the number of Purchased Securities or Terminated Purchased Securities, as applicable, multiplied by USD 100,000.

Pricing Rate:	The rate per annum, reset quarterly, equal to LIBOR plus the Spread; provided, however, that such Pricing Rate shall not be less than 0.00%.

Price Differential:

For each Price Differential Payment Date and in respect of the Purchased Securities or Terminated Purchased Securities, as applicable, as of the date of determination, the amount accrued on the related Purchase Price at the Pricing Rate during the Stated Price Differential Period immediately preceding such Price Differential Payment Date. The Price Differential for the Purchased Securities shall be calculated on the Purchase Price and shall accrue during the relevant Stated Price Differential Period. The daily amount of the Price Differential with respect to the Purchased Securities (the “Daily Price Differential Amount”) shall be calculated by dividing the Pricing Rate in effect for such day by 365 (or 366, in the case of a calculation made with respect to a leap year) and multiplying the result by the Purchase Price. The amount of Price Differential on the Purchased Securities for each Stated Price Differential Period shall be calculated by adding the Daily Price Differential Amounts for each day in the Stated Price Differential Period. All percentages resulting from any of the above calculations shall be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point being rounded upwards (e.g., 9.876545% (or 0.09876545) being rounded to 9.87655% (or 0.0987655)) and all United States dollar amounts used in or resulting from such calculations shall be rounded to the nearest cent (with one-half cent being rounded upwards).

LIBOR:

With respect to a Stated Price Differential Period, the rate (expressed as a percentage per annum) for deposits in United States dollars for a three-month period beginning on the second London Banking Day after the Reset Date that appears on Telerate Page 3750 as of 11:00 a.m., London time, on the Reset Date, or (if Telerate Page 3750 does not include such a rate or is unavailable on a Reset Date) the rate (expressed as a percentage per annum) for deposits in United States dollars for a three-month period beginning on the second London Banking Day after the Reset Date that appears on Reuters Screen LIBO Page as of 11:00 a.m., London time, on the Reset Date. If Reuters Screen LIBO Page does not include such rate or is unavailable on the Reset Date, a financial institution mutually agreed upon between the parties from time to time, shall request the principal London office of each of four major banks in the London interbank market, as selected by such financial institution, to provide such banks’ offered quotation (expressed as a percentage per annum),

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as of approximately 11:00 a.m., London time, on such Reset Date, to prime banks in the London interbank market for deposits in a Representative Amount in United States dollars for a three-month period beginning on the second London Banking Day after the Reset Date. If at least two such offered quotations are so provided, LIBOR for the Stated Price Differential Period shall be the arithmetic mean of such quotations. If fewer than two such quotations are so provided, such financial institution shall request each of three major banks in New York City, as selected by such financial institution, to provide such banks’ rate (expressed as a percentage per annum), as of approximately 11:00 a.m., New York City time, on such Reset Date, for loans in a Representative Amount in United States dollars to leading European banks for a three-month period beginning on the second London Banking Day after the Reset Date. If at least two such rates are so provided, LIBOR for the Stated Price Differential Period shall be the arithmetic mean of such rates. If fewer than two such rates are so provided, then LIBOR for the Stated Price Differential Period shall be LIBOR in effect with respect to the immediately preceding Stated Price Differential Period.

Spread:	28 basis points.

Price Differential Payment Date:

Subject to Section 20 of Annex I, each March 14, June 14, September 14, December 14 and Partial Accelerated Repurchase Date, commencing on December 14, 2007 and ending on the Liquidation Period End Date.

Liquidation Period End Date:

The earliest date on which occurs either (i) payment in full by World Trade of all amounts due to Counterparty under the Agreement, (ii) final receipt by Counterparty of proceeds in connection with a redemption of the Purchased Securities or (iii) final receipt by the Counterparty of proceeds due to it in connection with its transfer of all of its rights and obligations under the Agreement pursuant to paragraph 12(b) of Annex I.

London Banking Day:	Any day in which dealings in United States dollars are transacted or, with respect to any future date, are expected to be transacted in the London interbank market.

Representative Amount:	A principal amount of not less than USD 1 million for a single transaction in the relevant market at the relevant time.

Telerate Page 3750:	The display designated as “Page 3750” on the Moneyline Telerate service (or such other page as may replace Page 3750 on that service).

Reuters Screen LIBO Page:	The display designated as page “LIBO” on the Reuters Monitor Money Rates Service (or such other page as may replace the LIBO page on such service) (the “Reuters Screen LIBO Page”).

Stated Price Differential Period:

With respect to each Price Differential Payment Date, the period from and including the immediately preceding Price Differential Payment Date to but excluding such Price Differential Payment Date, except that (a) the initial Stated Price Differential Period will commence on and include September 14, 2007 and end on

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but exclude the first Price Differential Payment Date and (b) the final Stated Price Differential Period will commence on and include the immediately preceding Price Differential Payment Date and end on and exclude the Liquidation Period End Date.

Reset Dates:	With respect to a Stated Price Differential Period, the second London Banking Day preceding the first day of such Stated Price Differential Period.

Buyer’s Margin Percentage	Inapplicable

Seller’s Margin Percentage	Inapplicable

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Please confirm your agreement to be bound by the terms of the foregoing by executing a copy of this Confirmation and returning it to us to the attention of Hilliard C. Terry at facsimile (408) 553-3417.

Yours sincerely,

AGILENT TECHNOLOGIES WORLD TRADE, INC.

By:	/s/ Hilliard C. Terry, III
Name:	Hilliard C. Terry, III
Title:	Assistant Treasurer

Confirmed as of the date first above written:

BELMONT FUNDING LLC

By:	/s/ Bernard J. Angelo
Name: Bernard J. Angelo
Title: Vice President

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